Exhibit (d)(2)

SUB-ADVISORY AGREEMENT

Sub-Advisory Agreement dated as of March 16, 2020, among Third Avenue Variable Series Trust (the "Trust"), a Delaware business trust, on behalf of its series, FFI Strategies Portfolio (formerly, Third Avenue Value Portfolio) (the "Fund"), Third Avenue Management LLC (the "Adviser"), a Delaware limited liability company and Cadence Capital Management LLC(the “Sub-Adviser”), a Delaware limited liability company.

WHEREAS, the Adviser acts as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement between the Trust and the Adviser (the “Advisory Agreement”) pursuant to which the Adviser is authorized to delegate its responsibilities to one or more sub-advisers, subject to the approval of the Board of Trustees of the Trust (the “Board”);

NOW THEREFORE, In consideration of the mutual promises and agreements herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and among the parties hereto as follows:

1.           Duties of Sub-Adviser.

(a)           Investment Management. The Adviser and the Trust employ the Sub-Adviser, and the Sub-Adviser accepts such employment, subject to the oversight of the Board, to manage the investment and reinvestment of those assets of Fund which the Adviser determines to assign to the Sub-Adviser (those assets being referred to as the “Fund Account”), and to continuously review, supervise, and administer the investment program of the Fund Account and to determine in its discretion the securities to be purchased or sold with respect to the Fund Account subject always to the provisions of the Trust’s Agreement and Declaration of Trust, the Trust’s By-Laws, and the Trust’s registration statement on Form N-1A (the “Registration Statement”) under the Investment Company Act of 1940, as amended (the “1940 Act”), and under the Securities Act of 1933, as amended (the “1933 Act”), covering Fund shares, as filed with the Securities and Exchange Commission (the “Commission”), and to the investment objectives, policies, and restrictions of the Fund, as from time to time shall be in effect. The Adviser may, from time to time, make additions to and withdrawals from the Fund Account. No reference in this Agreement to the Sub-Adviser having discretionary authority over the Fund Account in any way shall limit the Board’s right to establish or revise policies in connection with the management of Fund assets, including the Fund Account, or the Board’s right to control the overall management of the Fund. As applicable and appropriate, and without limiting the generality of the foregoing, the Sub-Adviser has the authority to open accounts and enter into trading agreements on behalf of the Fund and to adhere on the Fund’s behalf to the applicable International Swaps & Derivatives Association (“ISDA”) over-the-counter (“OTC”) derivatives transaction protocols and to enter into client agency agreements or other documents that may be required to effect OTC derivatives transaction through swap execution facilities (i.e., “SEFs”).

(b)           Compliance. The Sub-Adviser agrees to comply with the requirements of the 1940 Act, the Investment Advisers Act of 1940, as amended (the “Advisers Act”), the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), the Commodity Exchange Act, and the respective rules and regulations thereunder, as applicable, as well as with all other applicable federal and state laws, rules, regulations, and case law that relate to the services and relationships described hereunder and to the conduct of the Sub-Adviser’s business as a registered investment adviser. The Sub-Adviser also agrees to comply with the objectives, policies, and restrictions set forth in the Registration Statement, as amended or supplemented, of the Fund, and with any relevant policies, guidelines, instructions, and procedures approved by the Board and provided to the Sub-Adviser. In selecting a portfolio securities for the Fund Account and performing the Sub-Adviser’s obligations hereunder, the Sub-Adviser, in coordination with the Adviser, shall cause the Fund Account to comply with the diversification and source of income requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for qualification as a regulated investment company. The Sub-Adviser shall maintain compliance procedures that the Sub-Adviser reasonably believes are adequate to ensure the Sub-Adviser’s compliance with the foregoing. No supervisory activity undertaken by the Board shall limit the Sub-Adviser’s full responsibility for any of the foregoing.

(c)           Proxy Voting. The Adviser pursuant to the Advisory Agreement has been granted the authority by the Board to determine how proxies with respect to securities that are held by the Fund shall be voted, and the Trust and the Adviser has determined to delegate such authority and responsibility to vote proxies for the securities of the Fund Account to the Sub-Adviser. So long as proxy voting authority for the Fund Account has been delegated to the Sub-Adviser, the Sub-Adviser shall exercise the Sub-Adviser’s proxy voting responsibilities. The Sub-Adviser shall carry out said responsibilities in accordance with any instructions that the Board or the Adviser provides from time to time, and at all times in a manner consistent with Rule 206(4)-6 under the Advisers Act and the Sub-Adviser’s fiduciary responsibilities. The Sub-Adviser shall provide periodic reports and keep those records relating to proxy voting as the Board or the Adviser reasonably may request or as may be necessary for the Fund to comply with the 1940 Act and other applicable law. Any said delegation of proxy voting responsibility to the Sub-Adviser may be revoked or modified by the Board or the Adviser at any time.

The Sub-Adviser is authorized to instruct the Fund’s custodian and/or broker(s) promptly to forward to the Sub-Adviser or designated service provider copies of all proxies and shareholder communications relating to securities held in the Fund Account (other than materials relating to legal proceedings against the Fund). The Sub-Adviser may also instruct the Fund’s custodian and/or broker(s) to provide reports of holdings in the Fund Account. The Sub-Adviser has the authority to engage a service provider to assist with administrative functions related to voting proxies for the securities held in the Fund Account. The Trust and Adviser shall direct the Fund’s custodian and/or broker(s) to provide any assistance requested by the Sub-Adviser in facilitating the use of a service provider. In no event shall the Sub-Adviser have any responsibility to vote proxies that are not received on a timely basis. The Trust acknowledges that the Sub-Adviser, consistent with the Sub-Adviser’s written proxy voting policies and procedures, may refrain from voting a proxy if, in the Sub-Adviser’s discretion, refraining from voting would be in the best interests of a Fund and the Fund’s shareholders as determined on a case-by-case basis.

(d)           Recordkeeping. The Sub-Adviser shall not be responsible for the provision of administrative, bookkeeping, or accounting services to the Fund, except as otherwise provided herein or as may be necessary for the Sub-Adviser to supply to the Trust the Trust’s Board or the Adviser the information required to be supplied under this Agreement.

The Sub-Adviser shall maintain separate books and detailed records of all matters pertaining to Fund assets advised by the Sub-Adviser required by Rule 31a-1 under the 1940 Act (other than those records being maintained by any administrator, custodian, or transfer agent appointed by the Trust) relating to the Sub-Adviser’s responsibilities provided hereunder with respect to the Fund, and shall preserve said records for the periods and in a manner prescribed therefore by Rule 31a-2 under the 1940 Act (hereinafter, the “Fund Books and Records”). The Fund Books and Records shall be available to the Board or the Adviser at any time upon request, shall be delivered to the Trust or the Adviser upon the termination of this Agreement, and shall be available without delay during any day the Trust is open for business.

(e)           Holdings Information and Pricing. The Sub-Adviser shall provide regular reports regarding Fund holdings, and, on the Sub-Adviser’s own initiative, may furnish the Trust, the Trust’s Board and the Adviser from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose. The Sub-Adviser agrees to notify the Trust and the Adviser promptly if the Sub-Adviser reasonably believes that the value of any security in the Fund Account may not reflect fair value. The Sub-Adviser agrees to provide, upon request, any pricing information of which the Sub-Adviser is aware to the Trust, the Trust’s Board, the Adviser and/or any Fund pricing agent to assist in the determination of the fair value of any holdings in the Fund Account for which market quotations are not readily available or as otherwise required in accordance with the 1940 Act or the Trust’s valuation procedures for the purpose of calculating a Fund net asset value in accordance with procedures and methods established by the Board.

(f)           Cooperation with Agents of the Trust. The Sub-Adviser agrees to cooperate with and provide reasonable assistance to the Trust, any Trust custodian or foreign sub-custodians, any Trust pricing agents, and all other agents and representatives of the Trust with respect to such information regarding the Fund as said entities reasonably may request from time to time in the performance of said entities’ obligations, to provide prompt responses to reasonable requests made by said persons, and to establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations.

(g)           The Sub-Adviser acknowledges and agrees that in connection with the exemptions provided under Rules 10f-3(b), 12d3-1, and 17a-10 under the 1940 Act, the Sub-Adviser (i) will not consult with any other sub-adviser of the Fund, which is advising the Fund, concerning the Sub-Adviser or its affiliated persons’ transactions with the Fund in securities or other assets of the Fund, and (ii) will be limited to providing investment advice with respect to the Fund Account.

2.           Code of Ethics. The Sub-Adviser has adopted a written code of ethics that the Sub-Adviser reasonably believes complies with the requirements of Rule 17j-1 under the 1940 Act (“Rule 17j-1”), and which the Sub-Adviser has provided to the Trust. The Sub-Adviser shall ensure that the Sub-Adviser’s “Access Persons” (as that term is defined in the Sub-Adviser’s Code of Ethics) comply in all material respects with the Sub-Adviser’s Code of Ethics, as in effect from time to time. Upon request, the Sub-Adviser shall provide the Trust with (i) a copy of the Sub-Adviser’s current Code of Ethics, as in effect from time to time, and (ii) a certification that the Sub-Adviser has adopted procedures reasonably necessary to prevent the Sub-Adviser’s Access Persons from engaging in any conduct prohibited by the Sub-Adviser’s Code of Ethics. Annually, the Sub-Adviser shall furnish a written report to the Trust’s Board concerning the Sub-Adviser’s Code of Ethics, which annual report shall comply with the requirements of Rule 17j-1. The Sub-Adviser shall respond to requests for information from the Trust and the Adviser as to violations of the Code by Access Persons and the sanctions imposed by the Sub-Adviser. The Sub-Adviser immediately shall notify the Trust and the Adviser of any material violation of the Code which is likely to have a material adverse effect on the investment management of the Fund, whether or not said violation relates to a security held in the Fund Account.

3.            Information and Reporting. The Sub-Adviser shall provide the Trust, the Trust’s officers and the Adviser with such periodic reports concerning the obligations that the Sub-Adviser has assumed under this Agreement as the Trust or the Adviser from time to time reasonably may request.

(a)           Notification of Breach / Compliance Reports. The Sub-Adviser shall notify the Trust’s chief compliance officer immediately upon detection of: (i) any material failure to manage the Fund Account in accordance with the Fund’s investment objectives and policies or any applicable law; or (ii) any material breach of the Funds’ or the Sub-Adviser’s policies, guidelines, or procedures which is likely to have a material adverse effect on the investment management of the Fund. In addition, the Sub-Adviser shall provide a quarterly report regarding compliance of the Fund Account with the Fund’s investment objectives and policies, applicable law, including, but not limited to, the 1940 Act and the diversification and source of income rules of Subchapter M of the Code, and the Fund’s policies, guidelines, or procedures as applicable to the Sub-Adviser’s obligations under this Agreement. The Sub-Adviser agrees to correct any such failure promptly and to take any action that the Board or the Adviser reasonably may request in connection with any such breach. Upon request, the Sub-Adviser shall also provide the officers of the Trust with supporting certifications in connection with certifications of Fund financial statements and disclosure controls pursuant to the Sarbanes-Oxley Act of 2002, as amended. The Sub-Adviser shall promptly notify the Trust and the Adviser in the event that: (A) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry, or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Trust (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund’s ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws; or (B) an actual change in control of the Sub-Adviser resulting in an “assignment” (as that term is defined in the 1940 Act) has occurred or otherwise is proposed to occur.

(b)           Board and Filings Information. The Sub-Adviser shall provide the Trust and the Adviser with any information reasonably requested regarding the Sub-Adviser’s management of the Fund Account required for any meeting of the Board, or for any shareholder report, Form N-CSR, Form N-Q, Form N-PX, Form N-SAR, Form N-CEN, Form N-PORT, amended registration statement, proxy statement, or prospectus supplement or other regulatory filing to be filed by the Trust with the Commission. The Sub-Adviser shall make the Sub-Adviser’s officers and employees available to meet with the Board and the Adviser from time to time on due notice to review the Sub-Adviser’s investment management services to the Fund in light of current and prospective economic and market conditions and shall furnish to the Board and the Adviser such information as may reasonably be necessary in order for the Board and the Adviser to evaluate this Agreement or any proposed amendments thereto.

(c)           Transaction Information. The Sub-Adviser shall furnish to the Trust such information concerning portfolio transactions as may be necessary to enable the Trust, the Adviser or the Trust’s or Adviser’s designated agent to perform such compliance testing on the Fund Account and the Sub-Adviser’s services as the Trust or the Adviser, in the Trust’s or the Adviser’s sole discretion, may determine to be appropriate. The provision of said information by the Sub-Adviser to the Trust, the Adviser or an agent designated by the Trust or the Adviser in no way relieves the Sub-Adviser of the Sub-Adviser’s own responsibilities under this Agreement.

4.           Fund Transactions.

(a)           Principal Transactions. In connection with purchases or sales of securities for the account of the Fund, neither the Sub-Adviser nor any of the Sub-Adviser’s directors, officers, or employees shall act as a principal or agent or receive any commission except as permitted by the 1940 Act.

(b)           Placement of Orders. The Sub-Adviser shall have full discretion to select brokers and dealers, open securities accounts, and arrange for the placing of all orders for the purchase and sale of securities for the Fund’s account with brokers or dealers selected by the Sub-Adviser. In the selection of these brokers or dealers and the placing of these orders, the Sub-Adviser is directed at all times to seek for the Fund the most-favorable execution and net price available under the circumstances. It also is understood that it is desirable for the Fund that the Sub-Adviser have access to brokerage and research services provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers, consistent with Section 28(e) of the 1934 Act and any Commission staff interpretations thereof. The Sub-Adviser, therefore, is authorized to place orders for the purchase and sale of securities for the Fund with these brokers, subject to review by the Board from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by these brokers may be useful to the Sub-Adviser in connection with the Sub-Adviser’s or the Sub-Adviser’s affiliates’ services to other clients.

(c)           Aggregated Transactions. On occasions when the Sub-Adviser deems the purchase or sale of a security to be in the best interest of the Fund as well as other clients of the Sub-Adviser, the Sub-Adviser, to the extent permitted by applicable law and regulations, may aggregate the order for securities to be sold or purchased. In said event, the Sub-Adviser shall allocate securities or futures contracts so purchased or sold, as well as the expenses incurred in the transaction, in the manner the Sub-Adviser reasonably considers to be equitable and consistent with the Sub-Adviser’s fiduciary obligations to the Fund and to such other clients under the circumstances.

(d)           Affiliated Brokers. The Sub-Adviser or any of the Sub-Adviser’s affiliates may act as broker in connection with the purchase or sale of securities or other investments for the Fund, subject to: (a) the requirement that the Sub-Adviser seek to obtain best execution and price within the policy guidelines determined by the Board and as set forth in the Fund’s current Registration Statement; (b) the provisions of the 1940 Act; (c) the provisions of the Advisers Act; (d) the provisions of the 1934 Act; and (e) other provisions of applicable law. These brokerage services are not within the scope of the duties of the Sub-Adviser under this Agreement. Subject to the requirements of applicable law and any procedures adopted by the Board, the Sub-Adviser or the Sub-Adviser’s affiliates may receive brokerage commissions, fees, or other remuneration from the Fund for these services in addition to the Sub-Adviser’s fees for services under this Agreement.

5.           Custody. Nothing in this Agreement shall permit the Sub-Adviser to take or receive physical possession of cash, securities, or other investments of the Fund.

6.           Allocation of Charges and Expenses.

(a)           The Sub-Adviser shall bear the Sub-Adviser’s own costs of providing services hereunder. Other than as herein specifically indicated, the Sub-Adviser shall not be responsible for the Fund’s expenses, including brokerage and other expenses incurred in placing orders for the purchase and sale of securities and other investment instruments.

7.           Representations, Warranties, and Covenants.

(a)           Properly Registered. The Sub-Adviser is registered as an investment adviser under the Advisers Act, and shall remain so registered for the duration of this Agreement. The Adviser is not prohibited by the Advisers Act or the 1940 Act from performing the services contemplated by this Agreement, and, to the best knowledge of the Sub-Adviser, there is no proceeding or investigation that reasonably is likely to result in the Sub-Adviser being prohibited from performing the services contemplated by this Agreement. The Sub-Adviser agrees promptly to notify the Trust of the occurrence of any event that would disqualify the Sub-Adviser from serving as an investment adviser to an investment company. The Sub-Adviser is in compliance in all material respects with all applicable federal and state law in connection with the Sub-Adviser’s investment management operations.

(b)           ADV Disclosure. The Sub-Adviser has provided the Trust with a copy of Part I of the Sub-Adviser’s Form ADV, as most-recently filed with the Commission, and with a copy of Part II of the Sub-Adviser’s Form ADV, as most-recently updated, and, promptly after filing any amendment to the Sub-Adviser’s Form ADV with the Commission or updating Part II of the Sub-Adviser’s Form ADV, shall furnish a copy of said amendments or updates to the Trust and the Adviser. The information contained in the Sub-Adviser’s Form ADV is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which said statements were made, not misleading.

(c)           Fund Disclosure Documents. The Sub-Adviser has reviewed, and in the future shall review, the Registration Statement, summary prospectus, prospectus, statement of additional information, periodic reports to shareholders, reports and schedules filed with the Commission (including any amendment, supplement, or sticker to any of the foregoing), and advertising and sales material relating to the Funds (collectively, the “Disclosure Documents”), and represents and warrants that said Disclosure Documents contain or shall contain no untrue statement of any material fact relating to the Sub-Adviser and the Sub-Adviser’s affiliates, the Fund’s investment strategies and related risks, and other information supplied by Sub-Adviser for inclusion therein, and do not and shall not omit any statement of material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)           Use Of Name. The Sub-Adviser has the right to use its name in connection with the Sub-Adviser’s services to the Trust and the Trust and the Adviser shall have the right to use the Sub-Adviser’s name in connection with the management and operation of the Fund until this Agreement is terminated as set forth herein. The Sub-Adviser is not aware of any threatened or existing actions, claims, litigation, or proceedings that adversely would affect or prejudice the rights of the Sub-Adviser, the Trust or the Adviser to use the Sub-Adviser’s name.

(e)           Insurance. The Sub-Adviser will maintain errors and omissions insurance coverage in an appropriate amount (“E&O Coverage”) through its own insurance policy or will be and remain covered under E&O Coverage maintained or provided by Pacific Life Insurance Company (the “Parent”) in an appropriate amount and shall provide prior written notice to the Trust and the Adviser: (i) of any material changes in the Sub-Adviser’s insurance policies or insurance coverage including any material decrease in the coverage available under a policy maintained by the Parent; or (ii) if any material claims will be made on the insurance policies covering the Sub-Adviser either by the Sub-Adviser or by any other party insured under a policy maintained by the Parent that would material reduce the coverage available to the Sub-Adviser. Furthermore, the Sub-Adviser, upon reasonable request, shall provide the Trust or the Adviser with any information that the Trust or Adviser reasonably may require concerning the amount of or scope of said insurance.

(f)           No Detrimental Agreement. The Sub-Adviser represents and warrants that the Sub-Adviser has no arrangement or understanding with any party, other than the Trust and the Adviser, that would influence the decision of the Sub-Adviser with respect to the Sub-Adviser’s selection of securities for the Fund Account, and that all selections shall be done in accordance with what is in the best interest of the Fund.

(g)           Conflicts. The Sub-Adviser shall act honestly, in good faith, and in the best interests of the Trust, including requiring any of the Sub-Adviser’s personnel with knowledge of Fund activities to place the interest of the Fund first, ahead of said personnel’s own interests, in all personal trading scenarios that may involve a conflict of interest with the Fund, consistent with the Sub-Adviser’s fiduciary duties under applicable law.

(h)           Representations. The representations and warranties in this Section 7 shall be deemed to be made on the date that this Agreement is executed and at the time of delivery of the quarterly compliance report required by Section 3(a) of this Agreement, whether or not specifically referenced in said report.

8.           Compensation of the Sub-Adviser.

(a)           The Trust agrees to pay to the Sub-Adviser out of the Fund's assets and the Sub-Adviser agrees to accept as full compensation for all services rendered by or through the Sub-Adviser a fee computed daily and payable monthly in arrears an amount equal to 1/12 of 0.45% of the daily average net assets of the Fund Account for such month. For any period less than a month during which this Agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.

(b)           For purposes of this Agreement, the net assets of the Fund Account shall be calculated pursuant to the procedures adopted by resolutions of the Trustees of the Trust for calculating the net asset value of the Fund's shares.

(c)           All rights of compensation under this Agreement for services performed as of the termination date shall survive the termination of this Agreement.

9.           Independent Contractor. In the performance of the Sub-Adviser’s duties hereunder, the Sub-Adviser is and shall be an independent contractor and, unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Trust or the Fund in any way or otherwise be deemed to be an agent of the Trust or the Fund. The services of the Sub-Adviser to the Trust are not to be deemed exclusive, and the Sub-Adviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. If any occasion should arise in which the Sub-Adviser gives any advice to the Sub-Adviser’s clients concerning the shares of the Fund, the Sub-Adviser shall act solely as investment counsel for said clients and not in any way on behalf of the Fund.

10.         Assignment and Amendments.

(a)           This Agreement automatically shall terminate, without the payment of any penalty, in the event of the Agreement’s “assignment” (as that term is defined in Section 2(a)(4) of the 1940 Act); provided, that said termination shall not relieve the Sub-Adviser of any liability incurred hereunder.

(b)           This Agreement may not be added to or changed orally and may not be modified or rescinded except by a writing signed by the parties hereto and in accordance with the 1940 Act, when applicable.

11.         Duration and Termination. This Agreement shall become effective as of the date executed and shall remain in full force and effect continually thereafter, subject to renewal as provided in Section 12(c) hereof, and unless terminated automatically as set forth in Section 10 hereof or until terminated as follows:

(a)           The Trust may cause this Agreement to terminate either (i) by vote of the Trust’s Board or (ii) with respect to a Fund, upon the affirmative vote of a majority of the outstanding voting securities of the Fund; or

(b)           The Sub-Adviser may terminate this Agreement upon sixty (60) days’ written notice delivered or mailed by registered mail, postage prepaid, to the Trust and the Adviser; or

(c)           This Agreement automatically shall terminate two years from the date of the Agreement’s execution unless the Agreement’s renewal specifically is approved at least annually thereafter by (i) a majority vote of the Trustees, including a majority vote of said Trustees who are not “interested persons” as that term is defined in Section 2(a)(19) of the 1940 Act) of the Trust, the Adviser or the Sub-Adviser, at an in-person meeting called for the purpose of voting on said approval; or (ii) the vote of a majority of the outstanding voting securities of the Fund; provided, however, that, if the continuance of this Agreement is submitted to the shareholders of the Fund for the shareholders’ approval and said shareholders fail to approve said continuance of this Agreement as provided herein, the Sub-Adviser may continue to serve hereunder as to the Fund in a manner consistent with the 1940 Act and the rules and regulations thereunder; and

(d)           Termination of this Agreement pursuant to this Section shall be without payment of any penalty.

In the event of termination of this Agreement for any reason, the Sub-Adviser, immediately upon notice of termination or on such later date as may be specified in said notice, shall cease all activity on behalf of the Fund and with respect to any of the Fund’s assets, except as otherwise required by any fiduciary duties of the Sub-Adviser under applicable law. In addition, the Sub-Adviser shall deliver the Fund Books and Records to the Trust and the Adviser by such means and in accordance with such schedule as the Trust or the Adviser shall direct, and otherwise shall cooperate, as reasonably directed by the Trust or the Adviser, in the transition of portfolio asset management with respect to the Fund Account to the Adviser or to any successor of the Sub-Adviser.

12.         Limitation of Liability of the Sub-Adviser. The duties of the Sub-Adviser shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Sub-Adviser hereunder other than those duties required to fulfill the Sub-Adviser’s fiduciary duties. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder, except as may otherwise be provided under provisions of applicable state law or Federal securities law which cannot be waived or modified hereby. (As used in this Section 13, the term “Sub-Adviser” shall include directors, officers, employees and other corporate agents of the Sub-Adviser as well as that corporation itself).

13.         Confidentiality.

(a)           From time to time, a party may disclose, exchange, or make available, the party’s “Confidential Information” (as that term is defined below) to the other parties. For purposes of this Agreement, “Confidential Information” shall mean any information, data, or materials pertaining to a party’s (“Discloser”) or the party’s affiliates’ or subsidiaries’ business, financial, or internal plans or affairs, regardless of form of communication (whether oral, in hard copy, electronic, or any other medium whatsoever), and whether furnished before, on, or after the date of this Agreement, that is not currently available to the general public, and for which the owning party derives actual or potential value from said unavailability.

(b)           Confidential Information shall NOT include: (a) any information that is or becomes generally available to the public through no breach of this Agreement by recipient (“Recipient”); (b) any information that is disclosed to Recipient on a non-confidential basis by a third party who, to Recipient’s knowledge after due inquiry, has legitimate possession thereof and the unrestricted right to make this disclosure; and (c) any information developed by Recipient independently of, and without reference to, any Confidential Information disclosed by Discloser to Recipient.

(c)           Recipient acknowledges that any Confidential Information provided by Discloser shall be used by Recipient solely for purposes related to the Agreement, and, except as provided in a subsequent written agreement between the parties, the provision of Confidential Information shall not be construed as creating any express or implied license to develop or otherwise use the Confidential Information in any manner. Recipient agrees: (i) to take reasonable steps to safeguard the Confidential Information from theft, piracy, or unauthorized access, and to hold the Confidential Information in strict confidence and secrecy using at least the same level of care and protection against disclosure as Recipient uses in protecting Recipient’s own confidential and proprietary information; (ii) not to use the Confidential Information for any purpose other than those purposes related to this Agreement; (iii) not to reveal or disclose the Confidential Information to any individual, firm, or entity without the prior written consent of Discloser, other than as set forth in (v) below; (iv) to inform third-party recipients of the confidential nature of the Confidential Information; and (v) to disclose Confidential Information to Recipient’s officers, directors, representatives, agents, or employees only on a “need-to-know” basis and to inform these individuals of their obligations under this Agreement, taking such steps as may be reasonable in the circumstances, or as may be reasonably requested by Discloser, to prevent any unauthorized disclosure, copying, or use of the Confidential Information. Neither Discloser nor any of Discloser’s officers, directors, employees, or controlling persons make any express or implied representation or warranty as to the completeness and accuracy of any Confidential Information, and Recipient agrees that none of these persons shall have any liability to Recipient or any of Recipient’s representatives and agents relating to or arising from the use of any Confidential Information or for any errors therein or omissions therefrom.

(d)           Recipient acknowledges that any Confidential Information provided pursuant to this Agreement constitutes unique, valuable, and special business of Discloser. Recipient agrees that a violation of any material provision of this Agreement may cause Discloser irreparable injury for which Discloser would have no adequate remedy at law, and agrees that Discloser may be entitled to seek immediate injunctive relief prohibiting said violation, without bond, in addition to any other rights and remedies available to Discloser.

(e)           Neither party shall be liable for disclosure of Confidential Information made to any court of proper jurisdiction, regulatory, self-regulatory, governmental agency or examining authority having jurisdiction over either party and pursuant to subpoena, court order, or other legal process or as otherwise required by law or regulation. Recipient shall provide the Discloser with prompt written notice of said request or requirement for disclosure, unless prevented by applicable law or regulation. If requested, Recipient shall reasonably cooperate at Discloser’s expense in defending against any said court or administrative order.

(f)           It is understood and agreed that regulators having jurisdiction over any of the parties shall have unrestricted access to all books, records, files, and other materials in a party’s possession, including the Confidential Information, and disclosure of the Confidential Information to these persons solely for purposes of supervision or examination may occur without written notice to or authorization from the Discloser.

14.         Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective, as to said jurisdiction, to the extent of said invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

15.         Permissible Interests. Trustees, agents, and shareholders of the Trust are or may be interested in the Sub-Adviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Sub-Adviser are or may be interested in the Trust as Trustees, shareholders or otherwise; and the Sub-Adviser (or any successor) is or may be interested in the Trust as a shareholder or otherwise. In addition, brokerage transactions for the Trust may be effected through affiliates of the Sub-Adviser if approved by the Board of Trustees, subject to the rules and regulations of the Securities and Exchange Commission.

16.         Notice. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice.

17.         Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York for contracts to be performed entirely therein and in accordance with the applicable provisions of the Act.

18.         Paragraph Headings. The headings of paragraphs contained in this Agreement are provided for convenience only, form no part of this Agreement, and shall not affect this Agreement’s construction.

19.         Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

THIRD AVENUE VARIABLE SERIES TRUST,
FOR THE FFI STRATEGIES PORTFOLIO

By:	/s/ Joel L. Weiss
Name: Joel L. Weiss
Title: President & CEO

THIRD AVENUE MANAGEMENT LLC

By:	/s/ Mark J. Aaron
Name: Mark J. Aaron
Title: Chief Operating Officer

CADENCE CAPITAL MANAGEMENT LLC

By:	/s/ Michael J. Skillman
Name: Michael J. Skillman
Title: CEO